CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to inclusion in this Registration Statement on Form SB-2 of theglobe.com, inc. of our report dated February 20, 2004 (except for Note 14, as to which the date is March 24, 2004), concerning the consolidated financial statements of theglobe.com, inc. and subsidiaries for the year ended December 31, 2003. We also consent to the reference to us under the heading "experts" in such Registration Statement.



RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
April 16, 2004